Exhibit 1.1

[                ] Shares

ARGOS THERAPEUTICS, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

            , 2012

Lazard Capital Markets LLC

Canaccord Genuity Inc.

c/o     Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, New York 10020

Ladies and Gentlemen:

INTRODUCTION. Argos Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [                ] shares (the “Firm Shares”) of the common stock, $0.001 par value per share (the “Common Stock”), of the Company.

The Company also proposes to issue and sell to the several Underwriters not more than an additional [                ] shares of its Common Stock (the “Additional Shares”) if and to the extent that Lazard Capital Markets LLC (“LCM”) and Canaccord Genuity Inc. as Managers of the offering (the “Managers”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the most recent preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, that is prepared on or prior to [    :00 P./A.M.], New York City time, on [INSERT DATE], and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Registration Statement and Prospectuses. The Registration Statement has become effective. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, any free writing prospectus or the Prospectus or suspending the effectiveness of the Registration Statement and no proceedings or examination for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) Accurate Disclosure. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its issue date, as of its filing date and as of each Closing Date, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth above in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus. made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(c) Compliance with Registration Requirements. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus, including the Time of Sale Prospectus, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company has made available a bona fide electronic road show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(d) No Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus identified on Schedule II hereto does not conflict with the information contained in the Registration Statement, the preliminary prospectus included in the Registration Statement immediately prior to the execution of this Agreement or the Prospectus. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. The Company has not distributed and, prior to the later to occur of any Closing Date (as defined below) and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus and the Prospectus.

(e) Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Time of Sale Prospectus, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g) Description of Capital Stock. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) Authorization of Common Stock. The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive or similar rights of any security holder of the Company or any of its subsidiaries.

(i) Authorization of Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights and no shareholder consents are required in connection with the Company’s issuance and sale of such Shares except as have been duly and validly waived or obtained.

(j) Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(k) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except in the case of (ii), for such violations and defaults that would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement, and compliance by the Company with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except in each case (other than with respect to such charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company) for such conflicts, violations, breaches or defaults which would not result in a material adverse effect on the Company and its subsidiaries, taken as whole. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(l) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the Commission thereunder, state securities or Blue Sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or The Nasdaq Stock Market.

(m) No Material Adverse Change. (a) Neither the Company nor any of its subsidiaries has sustained, since the date of the preliminary prospectus included in the Time of Sale Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (b) since the date of the preliminary prospectus included in the Time of Sale Prospectus, except as contemplated by the Time of Sale Prospectus, there has not been any change in the capital stock or increase in short-term or long-term debt of the Company or any of its subsidiaries, other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the grant of options or equity awards under equity incentive plans, in each case, that are described in the Time of Sale Prospectus, and (c) there has not occurred any material adverse change, or any development that would be reasonably expected to result in a prospective material adverse change, in or affecting the condition, financial or otherwise, or in or affecting the earnings, business, assets, general affairs, management, financial position, stockholders’ equity, operations or results of operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) Absence of Proceedings. There are no legal or governmental proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus or proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o) Investment Company Act of 1940. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Registration Rights. Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than rights that have been validly waived.

(r) Absence of Material Transactions, Dividend Declarations, Changes in Capital Stock and Debt Obligations. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction and (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(s) Title to Real and Personal Property. Except as set forth in the Time of Sale Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(t) Title to Intellectual Property. Except as set forth in the Time of Sale Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted or as proposed in the Time of Sale Prospectus to be conducted (collectively, the “Company Intellectual Property”), and, to the Company’s knowledge, the patents, trademarks, and copyrights included within the Company Intellectual Property are valid, enforceable, and subsisting. Except as set forth in the Time of Sale Prospectus (exclusive of any supplement thereto): (a) there are no material rights of third parties to any such Company Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Company Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Company Intellectual Property; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Company Intellectual Property; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (f) to the Company’s knowledge, neither the sale nor use of any of the products, proposed products or processes of the Company referred to in the Time of Sale Prospectus do or will infringe, interfere or conflict with any right or valid patent claim of any third party; (g) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Company Intellectual Property described in the Time of Sale Prospectus or that interferes with the issued or pending claims of any such Company Intellectual Property; (h) to the Company’s knowledge, there is no prior art of which the Company is aware that would render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office (the “PTO”); and (i) the Company is not obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property. All patents and patent applications owned by the Company or its subsidiaries and filed with the PTO or any foreign or international patent authority (the “Company Patent Rights”) and, to the Company’s knowledge, all patents and patent applications in-licensed by the Company or its Subsidiaries and filed with the PTO or any foreign or international patent authority (the “In-licensed Patent Rights”) have been duly and properly filed; the Company and its Subsidiaries have complied with their duty of candor and disclosure to the PTO for the Company Patent Rights and, to the Company’s knowledge, the licensors of the In-licensed Patent Rights have complied with their duty of candor and disclosure to the PTO for the In-licensed Patent Rights; and the Company and its subsidiaries are not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent in the Company Patent Rights.

(u) Absence of Material Labor Disputes; Compliance with ERISA. (a) No material labor dispute with the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or other third parties that could have a material adverse effect on the Company and its subsidiaries, taken as a whole. (b) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA and the Code (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(v) Insurance. Except as set forth in the Time of Sale Prospectus, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate to protect the Company and its subsidiaries and their respective businesses; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities (collectively, the “Permits”), including the United States Food and Drug Administration (the “FDA”) and any other state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, necessary to conduct their respective businesses. All of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) Accounting Controls. The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as set forth in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y) Disclosure Controls. The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.

(z) Independent Accountants of the Company. PricewaterhouseCoopers LLP (“PwC”), who have certified the consolidated financial statements and supporting schedules of the Company that are included in the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(aa) Financial Statements. (a) The consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the exclusion of certain footnotes. [The financial statement schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein.] The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable. (b) No financial statements or schedules are required to be included in the Registration Statement, Time of Sale Prospectus and Prospectus that have not been so included and there are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company or any of its subsidiaries that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s or any of its subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required.

(bb) Tax Liabilities and Reserves. Other than as set forth in the Time of Sale Prospectus and the Prospectus, any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries, as to which a reserve would be required to be established under U.S. GAAP, that has not been so reserved or that should be disclosed in the Registration Statement that has not been so disclosed, except for any such deficiency, assessment, charge or levy which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or the sale by the Company of the Shares.

(dd) Stabilization. Neither the Company nor any of its affiliates (including any subsidiary) has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of the Exchange Act. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The NASDAQ Global Market in accordance with Regulation M.

(ee) Listing Approval. The Shares have been approved for listing on the NASDAQ Global Market (“NASDAQ”).

(ff) Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data in the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources, to the extent any such consent is required.

(gg) Distributions by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(hh) Director and Officer Questionnaires. The Company has provided the Underwriters with director and officer questionnaires (each, a “D&O Questionnaire”) for each member of the Company’s Board of Directors and senior management listed in the Time of Sale Prospectus and the Prospectus. To the Company’s knowledge, except as set forth in the Time of Sale Prospectus, each D&O Questionnaire is complete and accurate in all material respects and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date hereof and as of each Closing Date. The Company agrees to promptly inform the Managers at any time when it (or any officer or director thereof) should learn of any fact that would cause any such D&O Questionnaire to not be complete and accurate in all material respects or to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date hereof and as of each Closing Date.

(ii) Related Party Transactions. Except as described in the Time of Sale Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, that is required to be described in the Time of Sale Prospectus or the Prospectus which is not so described. There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries, to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(jj) FINRA Disclosure. Neither the Company nor the Company’s officers or directors or, to the Company’s knowledge, any of its affiliates (within the meaning of FINRA Conduct Rule 5121(f)(1)) or any beneficial owner of the Company’s securities for which disclosure is required pursuant to FINRA Conduct Rule 5110(b)(6)(iii), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, paragraph (rr) of the By-Laws of FINRA) of, any member firm of the FINRA. All of the information provided by or behalf of the Company in writing to the Underwriters or to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its COBRADesk filings (and related disclosure) with the FINRA is true, complete and correct in all material respects.

(kk) Margin Securities. Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ll) Commission Agreements. Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus.

(mm) Certain Disclosures. The statements set forth in the Time of Sale Prospectus and Prospectus under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Time of Sale Prospectus and the Prospectus accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the possibility and the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and senior management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent registered public accounting firm with regard to such disclosure.

(nn) Prior Offerings. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(oo) Anti-Corruption Laws. Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any affiliate, director, officer or employee, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action with or on behalf of the Company in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(pp) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(qq) Compliance with Sanctions. (i) The Company represents that neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director,

officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that neither it nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that, for the past 5 years, neither it nor any of its subsidiaries has knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in material compliance with the FCPA.

(ss) Compliance with Applicable Laws. Other than as set forth in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(tt) Enforceability of Contracts. All contracts described in the Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus, or filed as an exhibit to the Registration Statement, to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary and are enforceable against and by the Company or such subsidiary in accordance with the terms thereof except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally and general equitable principles.

(uu) Compliance with Sarbanes-Oxley. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (or implementing the provisions thereof) that are in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement.

(vv) The Company and each of its subsidiaries is in compliance in all material respects with all, and has not received any written notices of violation with respect to any, laws, statutes, rules, regulations or orders administered, issued or enforced by the FDA, Health Canada’s Therapeutic Products Directorate (“TPD”), the European Medicines Agency (“EMEA”), the European Commission’s Enterprise Directorate General, the regulatory agencies within each E.U. Member State granting Marketing Authorization through the Mutual Recognition Procedure (“EU regulatory agencies”) or any other U.S. or foreign federal, state or local governmental or quasi-governmental authority exercising comparable authority over the Company or any of its products (“Governmental Authority”) applicable to the ownership, testing, development, processing, manufacture, packaging, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or any of its subsidiaries (“Applicable Laws”), or any license, certificate, approval, clearance, authorization, permit, application, supplement or amendment required by any Applicable Laws (“Authorizations”). Except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received from the FDA or any other Governmental Authority any notice of adverse findings, regulatory letters, notices of violations, warning letters, untitled letters, criminal proceeding notices under Section 305 of the Federal Food, Drug, and Cosmetic Act or other similar notices or written communication from the FDA or other Governmental Authority alleging or asserting material noncompliance with Applicable Laws or any Authorizations, and there have been no seizures or suspensions of Authorizations conducted or threatened in writing by the FDA or any other Governmental Authority, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, safety alerts or similar actions relating to the safety or efficacy of the Company’s or its subsidiaries’ products or any alleged product defect or violation have been conducted by the Company or its subsidiaries or requested or threatened in writing by the FDA or any other Governmental Authority. Each regulatory submission of the Company’s and its subsidiaries’ products has been filed and maintained in all material respects in compliance with all Applicable Laws and Authorizations. To the Company’s knowledge, no filing or submission to the FDA or any other Governmental Authority contains any material omission or false information. Except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any notices or written communication from the FDA or any other Governmental Authority, Institutional Review Board or foreign comparable authority requiring termination, suspension or clinical hold of any laboratory and clinical studies and tests conducted or currently being conducted by or on behalf of the Company and its subsidiaries. The clinical trials and tests conducted by, or on behalf of the Company and its subsidiaries that are described in, and the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus and the Prospectus are the only clinical trials and tests currently being conducted by or on behalf of the Company and its subsidiaries and such studies and tests were and, if still pending, are to the Company’s knowledge being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards for products or product candidates comparable to those being developed by the Company and in material compliance with Applicable Laws and Authorizations.

(ww) Lending Relationship. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

Any certificate signed by any officer of the Company and delivered to the Managers or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a price of $[        ] per share (the “Purchase Price”) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [                ] Additional Shares at the Purchase Price. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement, provided that if such date falls on a day that is not a business day, this right will expire on the next succeeding business day. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given (unless such purchase date is the same date as the closing date for the Firm Shares) and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. TERMS OF PUBLIC OFFERING. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Managers’ judgment is advisable. The Company is further advised by the Managers that the Shares are to be offered to the public initially at a price of $[        ] per share (the “Public Offering Price”) and to certain dealers selected by the Managers at a price that represents a concession not in excess of $[        ] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[        ] per share, to any Underwriter or to certain other dealers.

4. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares to the Managers for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [            ], 2012, or at such other time on the same or such other date, not later than [            ], 2012, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Initial Closing Date.” The Initial Closing Date and the Option Closing Date are hereinafter sometimes collectively referred to as a “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [            ], 2012, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to each Closing Date. The Firm Shares and Additional Shares shall be delivered to the Managers on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Time shall be of the essence, and delivery of the Shares at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Shares through the facilities of the Depository Trust Company unless the Managers shall otherwise instruct.

5. CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on each Closing Date are subject to the condition that (i) the Registration Statement shall have become effective not later than [TBD] p.m. (New York City time) on the date hereof and (ii) the accuracy, as of the date hereof and on each Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to each Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its subsidiaries and (c) there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in or affecting the earnings, business, assets, general affairs, management, financial position, stockholders’ equity, operations or results of operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement the effect of which, in any such case described in clause (a), (b) or (c) of this paragraph 5(a)(ii), is, in the judgment of the Managers, so material and adverse as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on each Closing Date a certificate, on behalf of the Company, dated as of such Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of each Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before each Closing Date.

(c) The Underwriters shall have received on each Closing Date an opinion of WilmerHale, outside counsel for the Company, dated as of such Closing Date, to the effect set forth in Exhibit A-1 hereto.

(d) The Underwriters shall have received on each Closing Date an opinion of (i) Brinks Hofer Gilson & Lione, special intellectual property counsel for the Company, to the effect set forth in Exhibit A-2 hereto, (ii) Kleinfeld Kaplan & Becker LLP, special regulatory counsel for the Company, to the effect set forth in Exhibit A-3 hereto; and (iii) Hutchinson Law Group, outside general counsel for the Company, to the effect set forth in Exhibit A-4 hereto, each dated as of such Closing Date.

(e) The Underwriters shall have received on each Closing Date an opinion of Goodwin Procter LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

The opinions of WilmerHale, Brinks Hofer Gilson & Lione, Kleinfeld Kaplan & Becker LLP and Hutchinson Law Group described in Section 5(c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) (i) At the time of execution of this Agreement, the Underwriters shall have received from PwC a letter, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(ii) With respect to the letter of PwC referred to in Section 5(f)(i) and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of each Closing Date (i) confirming that they are independent public accountants with the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(g) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Managers and the stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on each Closing Date.

(h) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement, the Prospectus or the Time of Sale Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and the Time of Sale Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(j) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company or its subsidiaries, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company or is subsidiaries.

(k) NASDAQ shall have approved the Shares for listing, subject only to official notice of issuance.

(l) Prior to each Closing Date, the Company shall have furnished to the Underwriters such further information, opinions, certificates, letters or documents as the Managers shall have reasonably requested.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of such additional documents as the Managers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Managers and counsel to the Underwriters.

6. COVENANTS OF THE COMPANY.

(a) The Company covenants and agrees with each Underwriter as follows:

(i) To furnish to the Managers, without charge, two (2) signed copies of the Registration Statement and each amendment thereto (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto (without exhibits thereto) and to furnish to you in New York City, without charge, as soon as practicable, and in any event prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 6(a)(v) or 6(a)(vi) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(ii) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(iii) To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(iv) To retain in accordance with the rules and regulations of the Commission all free writing prospectuses not required to be filed pursuant to the rules and regulations of the Commission; and if at any time after the date hereof any events shall have occurred as a result of which any free writing prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement any free writing prospectus, to notify the Managers and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Managers may from time to time reasonably request of an amended or supplemented free writing prospectus that will correct such conflict, statement or omission or effect such compliance.

(v) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriter otherwise would not have been required to file thereunder.

(vi) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(vii) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(viii) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Managers, be required by the Securities Act or requested by the Commission.

(ix) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

(x) To advise the Managers promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any free writing prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(xi) To apply the net proceeds from the sale of the Shares being sold by the Company in all material respects as set forth in the Prospectus.

(xii) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to qualify or register as a foreign corporation or as a dealer in securities or to take an action that would subject it to general service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(xiii) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(b) The Company covenants and agrees with each Underwriter that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers , in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is described in the Prospectus or Time of Sale Prospectus or, otherwise, of which the Underwriters have been advised in writing, (iii) the grant by the Company of stock options or other stock-based awards (or the issuance of shares of Common Stock upon exercise thereof) to eligible participants pursuant to employee benefit or equity incentive plans of the Company described in the Prospectus or Time of Sale Prospectus; provided that, prior to the grant of any such stock options or other stock-based awards pursuant to this clause (iii) that vest within the Lock-Up Period, each recipient of such grant shall sign and deliver a lock-up agreement substantially in the form of Exhibit B hereto, (iv) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company described in the Time of Sale Prospectus and the Prospectus to the Company’s “employees” (as that term is used in Form S-8); or (v) shares of Common Stock or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (v) shall not exceed 5% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Firm Shares pursuant hereto and (y) any such shares of Common Stock and securities issued pursuant to this clause (v) during the Lock-Up Period shall be subject to the restrictions described above for the remainder of the Lock-Up Period. Notwithstanding the foregoing, if (a) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Managers of any earnings release, news or event that may give rise to an extension of the initial Lock-Up Period.

(c) If the Managers, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(g) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified above, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment Memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(xii) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form S-1 relating to the Common Stock and all costs and expenses incident to listing the Shares on NASDAQ, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses for itself.

8. COVENANTS OF THE UNDERWRITERS. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. INDEMNITY AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 405 under the Securities Act) and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls each Underwriter with the meaning of Section 15 of the Securities Act or of Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities or any action, investigation or proceeding in respect thereof to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses, liabilities, actions, investigations or proceedings arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering, including, without limitation, in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (the “Marketing Materials”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities actions, investigations or proceedings arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities (or any action, investigation or proceeding in respect thereof) to which such Company Indemnified Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in the case of clauses (i) and (ii) to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16) and to reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 9(b), in no event shall any indemnity by an Underwriter under this Section 9(b) exceed the total compensation received by such Underwriter in accordance with Section 2.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a) or LCM in the case of a claim for indemnification under Section 9(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by LCM if the indemnified parties under this Section 9 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 9 consist of any Company Indemnified Parties. Subject to this Section 9(c), the amount payable by an indemnifying party under Section 9 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel to which it is entitled hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or Section 9(b), then each indemnifying party under such section shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 9(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 16. The Company and the Underwriters’ agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. TERMINATION. The Underwriters may terminate this Agreement by notice given by the Managers to the Company if (1) after the execution and delivery of this Agreement and prior to the Initial Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction (ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a material disruption in commercial banking, securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of national or international hostilities or an act of terrorism, or the United States shall have become engaged in hostilities, or there shall have been a declaration of a national emergency or war by the United States or any change in financial markets, or any change in United States or international economic, political or financial conditions or any calamity or crisis that, in the judgment of the Managers, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Managers, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, (2) any of the events described in Section 5(a)(i) and 5(a)(ii) shall have occurred or (3) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Initial Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Initial Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, the obligations of the Underwriters to purchase, and the of the Company to sell, the Firm Shares shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Managers or the Company shall have the right to postpone the Initial Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed on Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement (other than following termination of this Agreement pursuant to the immediately prior paragraph of this Section 11), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this

Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

13. ABSENCE OF A FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters or Lazard Frères & Co. LLC and its affiliates have advised or is advising the Company on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their affiliates and Lazard Frères & Co. LLC and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. APPLICABLE LAW; AGENT FOR SERVICE; AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto and hereby irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ information (the “Underwriters’ Information”) consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; (ii) the statements concerning the Underwriters contained in the first paragraph under the heading “Underwriting;” (iii) [TBD]

17. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect of the meaning or interpretation of, this Agreement.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Managers.

21. NOTICES. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Managers in care of Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to the attention of Jeffrey D. Abbey at Argos Therapeutics Inc. 4233 Technology Drive, Durham, North Carolina 27704.

Very truly yours,

ARGOS THERAPEUTICS, INC.

By:
Name:
Title:

Accepted as of the date hereof

Lazard Capital Markets LLC

Canaccord Genuity Inc.

Acting severally on behalf of themselves and the several

      Underwriters named in Schedule I hereto

By:	LAZARD CAPITAL MARKETS LLC

By:
Name:
Title:

By:	CANACCORD GENUITY INC.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Lazard Capital Markets LLC

Canaccord Genuity Inc.

BMO Capital Markets

Needham & Company LLC

Total:

1

EXHIBIT B

FORM OF LOCK-UP LETTER

            , 2011

Lazard Capital Markets LLC

Canaccord Genuity Inc.

  as Representatives of the several

  Underwriters to be named in the

  within-mentioned Underwriting Agreement

c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that Lazard Capital Markets LLC (“LCM”) and Canaccord Genuity Inc. (“Canaccord”), as representatives of the several Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Argos Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of LCM and Canaccord, on behalf of the Underwriters, it will not, directly or indirectly, during the period (the “Lock-up Period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (a) transactions relating to shares of

Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made during the Lock-up Period in connection with subsequent sales of Common Stock or other securities acquired, in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) transfers or dispositions of shares of Common Stock or such other securities to any trust for the direct or indirect benefit of the undersigned or the immediate family (“immediate family” being defined, for purposes of this agreement, as any relationship by blood, marriage or adoption not more remote than first cousin) of the undersigned in a transaction not involving a disposition for value, (d) transfers or dispositions of shares of Common Stock or such other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (e) transfers or dispositions of shares of Common Stock or such other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned or (f) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned; provided that in the case of any transfer, disposition or distribution pursuant to clause (b), (c), (d), (e) or (f), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-up Period, (g) the exercise of stock options to purchase shares of Common Stock granted under an equity incentive plan of the Company or any warrants to purchase shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided that any shares of Common Stock or such other securities obtained by such exercise shall remain subject to the terms of this letter or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-up Period. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the Public Offering. In addition, the undersigned agrees that, without the prior written consent of LCM and Canaccord, on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

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If the undersigned is an officer or director of the Company, (i) LCM and Canaccord, on behalf of the Underwriters, agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock by the undersigned, LCM and Canaccord, on behalf of the Underwriters, will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver of any such officer or director by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by LCM and Canaccord, on behalf of the Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) during the last 17 days of the Lock-up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

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If (i) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, (ii) either LCM and Canaccord, on the one hand, or the Company, on the other hand, have advised the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (iii) the Company notifies the undersigned in writing that it does not intend to proceed with the Public Offering, withdraws the Registration Statement and deregisters all of the shares covered by the Registration Statement or (iv) the Underwriting Agreement has not been executed on or before March 31, 2012, then this Lock-Up Agreement shall terminate immediately upon such date and be of no further force and effect.

Very truly yours,

(Name)

(Address)

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